Exhibit 99.2

Share Repurchase Plan

The share repurchase plan is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The terms under which we may repurchase shares may differ between repurchases upon the death or “qualifying disability” of a stockholder (referred to herein as “exceptional repurchases”) and all other repurchases (referred to herein as “ordinary repurchases”).

Repurchase Price.  Subject to certain restrictions discussed below, we may make ordinary repurchases, from time to time, at the following prices:

•                                          95% of NAV until February 2022;

•                                          97.5% of NAV until February 2023; and

•                                          100% of NAV thereafter.

In the case of exceptional repurchases, we may repurchase shares at a repurchase price equal to 100% of NAV.

Ordinary Repurchases.  In the case of ordinary repurchases, we may repurchase shares beneficially owned by a stockholder continuously for at least one year and who acquired the Shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any shareholder who acquired his or her Shares by purchase from another shareholder. In connection with a request for repurchase, the shareholder or his or her estate, heir or beneficiary will be required to certify to us that the shareholder either (1) acquired the Shares requested to be repurchased directly from us or (2) acquired the Shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase.  In any given calendar quarter, we are authorized to use only the proceeds from our distribution reinvestment plan during that quarter to make ordinary repurchases; provided that, if we have excess funds during any particular quarter, we may, but are not obligated to, carry those excess funds to the subsequent calendar quarter for the purpose of making ordinary repurchases.  Subject to funds being available, in the case of ordinary repurchases, we will limit the number of shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous calendar year.  In the event that we determine not to repurchase all of the shares presented during any quarter, including as a result of having insufficient funds or satisfying the 5% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above.  Any stockholder whose ordinary repurchase request has been partially accepted in a particular calendar quarter will have the remainder of his or her request included with all new repurchase requests we have received in the immediately following calendar quarter, unless he or she chooses to withdraw that request. There is no fee in connection with a repurchase of shares of our common stock.

Exceptional Repurchases.  We are authorized to use any funds to make exceptional repurchases.  In addition, the 5% limit described may be waived by the Board.  With respect to any exceptional repurchases, we must receive the repurchase request within one year after the death or qualifying disability of the stockholder.  If persons are joint registered holders of shares, the request to repurchase the shares may be made if either of the registered holders dies or becomes disabled.  If the stockholder is not a natural person, such as a partnership, corporation or other similar entity, the right to an exceptional repurchase does not apply.

In the case of exceptional repurchases upon the death of a stockholder, we may repurchase shares upon the death of a stockholder who is a natural person, including shares held by the stockholder through a trust, or an IRA or other retirement or profit-sharing plan, after receiving a written request from: (1) the estate of the beneficial owner; (2) the recipient of the shares through bequest or inheritance, even where the recipient subsequently registered the shares in his or her own name; or (3) in the case of the death of a beneficial owner who purchased shares and held those shares through a trust, the beneficiary of the trust, even where the beneficiary subsequently registered the shares in his or her own name, or, with respect to a revocable grantor trust, the trustee of that trust.

In order for a disability to entitle a stockholder to qualify for an exceptional repurchase upon a disability (i.e. to be a “qualifying disability”); (1) the stockholder would have to receive a determination of disability arising after the date the stockholder acquired the shares to be repurchased; and (2) the determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the applicable governmental agencies. The applicable governmental agencies would be limited to the following: (a) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (b) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or “CSRS,” then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (c) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to qualify for an exceptional repurchase. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits; and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•                                          disabilities occurring after the legal retirement age; and

•                                          disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not entitle a stockholder to qualify for an exceptional repurchase, except in the limited circumstances when the stockholder would be awarded disability benefits by the other applicable governmental agencies described above.

General.  To request repurchase, the stockholder must submit a repurchase request, the form of which is available on our website, www.mackenzierealty.com.  Repurchases of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which end of the applicable quarter we refer to as the “repurchase date.” Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date. We cannot guarantee that the funds set aside for the share repurchase plan will be sufficient to accommodate all repurchase requests made in any quarter.  The request must state the name of the person/entity who owns the shares and the number of shares to be repurchased, and must be properly executed.  In the case of a request for an exceptional repurchase upon the death of a stockholder, the request also must include evidence of the death of the stockholder (which includes the date of death).  In the case of a request for an exceptional repurchase upon a disability, the request also must include both the stockholder’s initial application for disability benefits and documentation issued by the governmental agency demonstrating an award of the disability benefits.  The stockholder must notify us in writing if the stockholder wishes to withdraw a pending request to have shares repurchased. We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw at least three days prior to the repurchase date.  We will effect all repurchases on the last business day of the calendar quarter or any other business day that may be established by the board. Following the repurchase, we will send the requesting party the cash proceeds of the repurchase.

All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request, or the party presenting the shares must be authorized to do so by the owner of record of the shares or as otherwise described herein, and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

The share repurchase plan will immediately terminate if our shares are listed on any national securities exchange.  In addition, our board of directors, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase plan upon 30 days’ notice.  In the event that we amend, suspend or terminate the share repurchase plan, however, we will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate.  Further, our board reserves the right in its sole discretion at any time and from time to time to reject any requests for repurchases.

Shares we purchase under the share repurchase plan will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase plan. The repurchase agent will perform all recordkeeping and administrative functions involved in the plan, and we will bear all costs involved in organizing, administering and maintaining the plan.  No fees will be paid to the Adviser, our directors or any of their affiliates in connection with the repurchase of shares by us pursuant to the share repurchase plan.